AGREEMENT AND PLAN OF MERGER



                              DATED: JUNE 28, 1996



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                                TABLE OF CONTENTS


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

                                                                                                                 Page
ARTICLE I.......................................................................................................  2
     SECTION 1.01.  The Merger..................................................................................  2
     SECTION 1.02.  Closing.....................................................................................  2
     SECTION 1.03.  Effective Time..............................................................................  3
     SECTION 1.04.  Effects of the Merger.......................................................................  3
     SECTION 1.05.  Charter and By-Laws of Surviving Corporation................................................  3
     SECTION 1.06   Directors and Officers of Milliwave.........................................................  3

ARTICLE II
MERGER CONSIDERATION AND RELATED MATTERS
     SECTION 2.01.  Conversion of Milliwave Shares..............................................................  3
     SECTION 2.02.  Proper Endorsements, Etc....................................................................  5
     SECTION 2.03.  Voting and Related Matters..................................................................  5
     SECTION 2.04.  Surrender and Payment.......................................................................  6
     SECTION 2.05.  Adjustments.................................................................................  7

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE MILLIWAVE PARTIES........................................................................................  8
     SECTION 3.01.  Organization................................................................................  8
     SECTION 3.02.  Authority and Corporate Action..............................................................  9
     SECTION 3.03.  The Partner Shares and Milliwave Interests.................................................. 10
     SECTION 3.04.  Compliance with Instruments and Laws........................................................ 11
     SECTION 3.05.  The Licenses and FCC Applications........................................................... 11
     SECTION 3.06.  Assets and Liabilities...................................................................... 13
     SECTION 3.07.  Contracts................................................................................... 14
     SECTION 3.08.  Litigation.................................................................................. 14
     SECTION 3.09.  Tax Liabilities............................................................................. 15
     SECTION 3.10.  Consents and Approvals...................................................................... 15
     SECTION 3.11.  Title to Properties......................................................................... 16
     SECTION 3.12.  No Guarantees............................................................................... 16
     SECTION 3.13.  Employees; Labor Matters.................................................................... 16
     SECTION 3.14.  Brokers..................................................................................... 16
     SECTION 3.15.  Records..................................................................................... 16
     SECTION 3.17.  Disclosure.................................................................................. 17


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     SECTION 3.18.  Survival of Representations and Warranties.................................................. 17

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF WINSTAR....................................................................... 17
     SECTION 4.01.  Capitalization of WinStar and WinStar Sub................................................... 18
     SECTION 4.02.  Corporate Existence and Power............................................................... 18
     SECTION 4.03.  Authority and Corporate Action.............................................................. 18
     SECTION 4.04.  WinStar Shares.............................................................................. 19
     SECTION 4.05.  WinStar Public Information.................................................................. 19
     SECTION 4.06.  Consents and Approvals...................................................................... 19
     SECTION 4.07.  Survival of Representations and Warranties.................................................. 20

ARTICLE V
ADDITIONAL AGREEMENTS........................................................................................... 20
     SECTION 5.01.  Registration of WinStar Shares.............................................................. 20
     SECTION 5.02.  Indemnification............................................................................. 21
     SECTION 5.03.  Investment Representations.................................................................. 23
     SECTION 5.04.  Financial Statements........................................................................ 24
     SECTION 5.05.  Operation of Company's Business............................................................. 25
     SECTION 5.06.  Prosecution of FCC Consent; Disclosure...................................................... 26
     SECTION 5.07.  FCC Applications............................................................................ 27
     SECTION 5.08.  Reports..................................................................................... 28
     SECTION 5.09.  Intentionally Omitted....................................................................... 28
     SECTION 5.11.  Boards of Directors; Advisory Board......................................................... 28
     SECTION 5.12.  Intentionally Omitted....................................................................... 29
     SECTION 5.13.  Access to Information....................................................................... 29
     SECTION 5.14.  No Other Negotiations....................................................................... 29
     SECTION 5.15.  No Securities Transactions.................................................................. 30
     SECTION 5.16.  Disclosure of Certain Matters............................................................... 30
     SECTION 5.17.  Confidentiality............................................................................. 30
     SECTION 5.18.  Other Information........................................................................... 31
     SECTION 5.19.  Regulatory and Other Authorizations......................................................... 31
     SECTION 5.20.  Cooperation; Best Efforts; Further Action................................................... 32
     SECTION 5.21.  Schedules................................................................................... 32
     SECTION 5.22.  Exchange Act Reports........................................................................ 33
     SECTION 5.23.  Termination of Agreements................................................................... 33



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                                                                                                               Page


     SECTION 5.24.  Resignations................................................................................ 33
     SECTION 5.25.  Legal Opinions.............................................................................. 33
     SECTION 5.26.  Release of Claims........................................................................... 33
     SECTION 5.27.  Non-Compete................................................................................. 33
     SECTION 5.28.  Dividend.................................................................................... 34

ARTICLE VI
CONDITIONS PRECEDENT TO THE MERGER.............................................................................. 34
     SECTION 6.01.  Conditions to Each Party's Obligations...................................................... 34
     SECTION 6.02.  Conditions to the Obligations of WinStar.................................................... 34
     SECTION 6.03.  Conditions to the Obligations of the Milliwave  Parties..................................... 36

ARTICLE VII
INDEMNIFICATION................................................................................................. 37
     SECTION 7.01.  Intentionally Omitted....................................................................... 37

ARTICLE VIII
TERMINATION..................................................................................................... 37
     SECTION 8.01.  Methods of Termination...................................................................... 37
     SECTION 8.02.  Effect of Termination....................................................................... 39

ARTICLE IX
DEFINITIONS..................................................................................................... 40
     SECTION 9.01.  Certain Defined Terms....................................................................... 40

ARTICLE X
GENERAL PROVISIONS.............................................................................................. 42
     SECTION 10.01.  Expenses................................................................................... 42
     SECTION 10.02.  Notices.................................................................................... 42
     SECTION 10.03.  Press Release; Public Announcements........................................................ 43
     SECTION 10.04.  Amendment.................................................................................. 43
     SECTION 10.05.  Waiver..................................................................................... 43
     SECTION 10.06.  Headings................................................................................... 44
     SECTION 10.07.  Severability............................................................................... 44
     SECTION 10.08.  Entire Agreement; Conflict................................................................. 44
     SECTION 10.09.  Benefit.................................................................................... 45



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                                                                                                               Page


     SECTION 10.10.  Governing Law; Jurisdiction................................................................ 45
     SECTION 10.11.  Counterparts............................................................................... 45


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                                    SCHEDULES




     Schedule A                     Partners
     Schedule B                     Stockholders
     Schedule C                     Licenses and Applications --- Service Areas
     Schedule 3.05(c)               Forms 494A
     Schedule 3.05(d)               Understandings re: Licenses
     Schedule 3.06         Assets and Liabilities
     Schedule 3.07         Contracts
     Schedule 3.08         Litigation
     Schedule 3.10         Approvals
     Schedule 3.13         Employees





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                                    AGREEMENT

         AGREEMENT AND PLAN OF MERGER, dated June 28, 1996, among the Corporations listed on Schedule A annexed hereto (the "Partners"), the Persons listed on Schedule B annexed hereto (the "Stockholders"), MILLIWAVE LIMITED PARTNERSHIP, a Florida limited partnership whose address is 1776 Eye Street, N.W., Suite 850, Washington, D.C. 20006 ("Milliwave"), WINSTAR MILLIWAVE, INC., a Delaware corporation whose address is 230 Park Avenue, Suite 3126, New York, New York 10169 (the "WinStar Sub"), and WINSTAR COMMUNICATIONS, INC., a Delaware corporation whose address is 230 Park Avenue, New York, New York 10169 ("WinStar").

WHEREAS, the Partners are the owners of all of the outstanding partnership interests of Milliwave ("Interests"); and

WHEREAS, the Stockholders are the owners of all of the outstanding capital stock of the Partners; and

WHEREAS, Milliwave was formed to acquire, own and operate telecommunications facilities throughout the United States and internationally and has been granted by the Federal Communications Commission ("FCC") licenses to operate microwave facilities in the 38 GHz band ("Licenses") in the metropolitan areas of the United States ("service areas") listed in Part I of Schedule C annexed hereto and has filed applications with the FCC for licenses to operate such microwave facilities in the service areas listed in Part II of Schedule C);

and WHEREAS, subject to approval by the FCC, the Stockholders, Milliwave, WinStar Sub and WinStar desire to merge each of the Partners into WinStar Sub in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL") and on the terms and conditions set forth herein;

IT IS AGREED:


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                                    ARTICLE I
                                   THE MERGER

         SECTION 1.01. The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL, WinStar Sub and each Partner shall consummate the merger ("Merger") of the Partners into WinStar Sub at the Effective Time (as defined below). Following the Merger, WinStar Sub shall continue as the surviving corporation (the "Surviving
Corporation") and shall continue its existence under the law of the State of Delaware as a wholly-owned subsidiary of WinStar and the separate corporate existence of each Partner shall cease. As a result of the Merger, all of the Interests will be owned by the WinStar Sub.

         SECTION 1.02. Closing. Unless this Agreement shall have been terminated and the Transactions abandoned pursuant to Article VIII, the consummation of the Merger and the other Transactions (the "Closing") shall take place as promptly as practicable (and in any event within fifteen Business Days) after satisfaction or waiver of the conditions to the Merger set forth in Article VI, at the offices of Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016, unless the Parties hereto agree in writing to another date or place. The date on which the Closing occurs is referred to herein as the "Closing Date."

         SECTION 1.03. Effective Time. On the Closing Date, WinStar Sub and each Partner shall file with the Secretary of State of the State of Delaware a Certificate of Merger reflecting the consummation of the Merger in accordance with the DGCL. The Merger shall become effective at such time as the Certificate of Merger is so filed (the "Effective Time").

SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Sections 251 and 328 of the DGCL.


SECTION  1.05.  Charter  and  By-Laws of
Surviving Corporation. The Certificate of Incorporation and By-Laws of WinStar Sub shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation at the Effective Time.

SECTION  1.06  Directors  and Officers of
Milliwave. The directors and officers of WinStar Sub shall be the directors and officers of the Surviving Corporation.



                                   ARTICLE II
                    MERGER CONSIDERATION AND RELATED MATTERS

         SECTION 2.01 (a) Conversion of Partner Shares. At the Effective Time, all shares of the capital stock of each Partner ("Partner Shares") then outstanding shall be converted into an aggregate of 3,400,000 shares of the Common Stock of WinStar ("WinStar Shares") and $40,000,000 cash, which WinStar Shares and cash shall be issued and paid to the Stockholders in the numbers and amounts set forth in Schedule B (as amended from time to time by the Milliwave Parties prior to the Closing Date (and, in its amended form, hereinafter referred to as "Schedule B")) upon surrender of their certificates for their Partner Shares. The aggregate amounts of WinStar Shares and cash issued and paid to all of the Stockholders for their Partner Shares is referred to herein as the "Merger Consideration." Notwithstanding the foregoing, (I) (a) if the average of the last sale prices of the WinStar Shares for the ten trading days prior to the Closing Date ("Average Price") is less than $22.06, then the Merger Consideration shall be increased by an amount equal to the product obtained ("Maximum Increase") by multiplying the difference between the Average Price and $22.06 by 3,400,000; provided, however, that the increase shall in no event exceed the product obtained by multiplying 1,100,000 by the Average Price ("Capped Increase"); provided further, however, that if the Capped Increase is less than the Maximum Increase, the Milliwave Parties may terminate this Agreement unless WinStar pays the Maximum Increase. Any increase shall be paid by WinStar in cash or WinStar Shares, or any combination thereof, at WinStar's option, provided, however, that the cash portion of the consideration shall in no event exceed 50% of the Merger Consideration (if any such increase is paid by the issuance of additional WinStar Shares, such shares shall be valued at the Average Price); and (b) if the Average Price is greater than $27.94, then the number of WinStar Shares constituting the Merger Consideration shall be reduced by that number of shares determined by dividing (i) the product obtained by multiplying the difference between the Average Price and $27.94 by 1,700,000 by
(ii) the Average Price; (II) the amount of cash included in the Merger Consideration to be paid to each Stockholder shall be reduced by an amount equal to the unsatisfied liabilities, obligations and other commitments (due or to become due) of the respective Partner of which the Stockholder is a stockholder on the Closing Date; (III) the aggregate amount of cash included in the Merger Consideration shall be reduced by an amount equal to the accrued unsatisfied liabilities of Milliwave on the Closing Date, except (a) liabilities incurred by Milliwave as a direct result of the breach by WinStar Wireless, Inc. of its obligations under the Services Agreement, dated the date hereof and (b) liabilities released pursuant to Section 5.26 hereof; and (IV) the amount of cash to be paid to each Stockholder included in the Merger Consideration shall be increased by any cash, cash equivalents or accounts receivable held by Milliwave or a Partner on the Closing Date. Any such adjustment or reduction shall be



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apportioned  among the  Stockholders  in  proportion  to the  amounts  of Merger
Consideration set forth for each of them in Schedule B, except that any reduction attributable to the unsatisfied liabilities, obligations and other commitments of a Partner, or any increase attributable to the cash, cash equivalents or accounts receivable of a Partner, shall be allocated solely to the Stockholders of that Partner.

(b) Escrow Deposit. Within two business days of the execution of this Agreement, WinStar shall deposit into the attorney escrow account of Graubard Mollen & Miller ("Escrow Agent") the amount of $5,000,000 ("Escrow Deposit"). The Escrow Deposit shall be held by the Escrow Agent in accordance with the terms of this Agreement or a mutually acceptable escrow agreement executed by the Parties at a later date. At the time of a Closing, the Escrow Agent shall deliver the Escrow Deposit to the Stockholders as part of the cash portion of the Merger Consideration to be paid by WinStar. WinStar acknowledges that such payment shall not constitute "liquidated damages" nor prevent the Stockholders from exercising their rights and remedies under Section 8.02. If this Agreement is terminated by Milliwave pursuant to Section 8.01(c), then the Escrow Agent shall deliver the Escrow Deposit to Milliwave after receipt by the Escrow Agent of a notice signed by both Milliwave and WinStar that the Agreement has been so terminated. In the event of the termination of this Agreement for any other reason, the Escrow Agent shall deliver the Escrow Deposit to WinStar. In any case, all interest earned on the Escrow Deposit shall be delivered to WinStar upon disposition of the Escrow Deposit. The Escrow Agent shall not charge for its services and shall have no liability hereunder except for its intentional misconduct.

         SECTION 2.02. Proper Endorsements, Etc. If certificates representing any portion of the Merger Consideration are to be issued to a Person other than the registered holder of the Partner Shares formerly represented by the certificate or certificates surrendered in exchange for the Merger Consideration, it shall be a condition to such issuance that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to the Exchange Agent (as defined below) any transfer or other Taxes required as a result of such issuance of stock certificates of Merger Consideration to a Person other than the registered holder of such Partner Shares or establish to the satisfaction of WinStar and its counsel, that such Tax has been paid or is not payable.

         SECTION 2.03. Voting and Related Matters. Each Stockholder agrees that, prior to the Closing Date, it/he will irrevocably vote its/his Partner Shares in favor of the Merger so that the Merger is authorized and approved by the Partner in accordance with the DGCL. Each Stockholder hereby waives all rights under DGCL ss.262 to an appraisal of the Partner Shares he owns.

         SECTION 2.04. Transfers. Until the Closing, (i) no Partner shall sell, transfer, pledge, assign, encumber, negotiate, donate or otherwise dispose of (collectively, "sell") any of its Interest; and/or no Stockholder shall sell its Partner Shares; provided, however, that (i) Partners who hold Series B limited partnership interests in Milliwave (the "Series B Partners") may assign their Interest to entities controlled by, or under common control with, such Series B Partners, or side-by-side funds of such entities, and (ii) any Stockholder may transfer his Interest to immediate family members or trusts established for their benefit as long as any such transferee agrees in writing to be bound by the terms of this Agreement and the transferor-Stockholder is not relieved of any liability or obligation hereunder.

         SECTION 2.05.  Surrender and Payment.

(a) Prior to the Effective Time, WinStar shall appoint the company then acting as the transfer agent for its Common Stock as its agent (the "Exchange Agent") for the purpose of exchanging certificates representing Partner Shares for certificates representing the WinStar Shares to be issued with respect thereto as part of the Merger Consideration. Prior to the Effective Time, WinStar will send, or will cause the Exchange Agent to send to each holder of Partner Shares at the Effective Time a letter of transmittal for use in such exchange.

(b) Each holder of Partner Shares that shall have been converted into the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates formerly representing such Partner Shares, together with a properly completed letter of transmittal covering such certificates, will be entitled to receive the stock certificates of WinStar representing the appropriate number of WinStar Shares issuable and the appropriate amount of cash payable in respect of such Partner Shares, as determined in accordance with Schedule B. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, the appropriate number of WinStar Shares and the right to receive such amount of cash. In no event will a holder of Partner Shares be entitled to interest on the Merger Consideration issuable in respect of such Partner Shares.

(c) After the Effective Time, there shall be no further registration of transfers of Partner Shares held prior to the Effective Time, except as may be required by the DGCL. If, after the Effective Time, certificates formerly representing Partner Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.


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         SECTION 2.06.         Adjustments.

(a) If at any time during the period between the date of this Agreement and the Effective Time, the outstanding shares of Common Stock of WinStar shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the number of WinStar Shares included in the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

(b) If, prior to the Effective Time, any capital reorganization or reclassification of the Common Stock of WinStar, or consolidation or merger of WinStar with another corporation, or the sale of all or substantially all of WinStar's assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Stockholders shall thereafter have the right to receive, in lieu of the
WinStar Shares they would otherwise receive upon consummation of the Merger, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of WinStar Shares to be issued to them hereunder had the Merger been consummated immediately prior to such reorganization, reclassification, consolidation, merger, or sale and in such event appropriate provision shall be made with respect to the rights and interests of the Stockholders to the end that the provisions hereof shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the consummation of the Merger. WinStar shall not effect any such consolidation, merger, or sale unless prior to the consummation thereof the successor corporation (if other than WinStar) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Stockholders evidencing its obligation to deliver such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such Stockholders will be entitled to receive.


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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                            OF THE MILLIWAVE PARTIES


         The Partners and Milliwave (who, together with the Stockholders shall be referred to collectively as the "Milliwave Parties"), jointly and severally, each represents and warrants to WinStar and WinStar Sub as follows and acknowledges that WinStar and WinStar Sub are relying upon such representations and warranties:

         SECTION 3.01. Organization. Each of the Partners is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware, except that Milliwave Communications Corp. ("GP") is a Florida corporation. Milliwave is a limited partnership duly organized and validly existing under the laws of the State of Florida. Neither Milliwave nor any of the Partners has any subsidiaries. Although each of the Partners may not necessarily be duly qualified to do business as a foreign corporation, and Milliwave may not necessarily be duly qualified to do business as a foreign limited partnership in each of the jurisdictions in which the property owned, leased or operated by it or the nature of the business which it conducts requires qualification, such potential failure or failures, singly or in the aggregate, will not have a material adverse effect on its business or operations. Neither Milliwave nor any of the Partners owns, directly or indirectly, any capital stock or any other securities of any issuer or any equity interest in any other entity and is not a party to any agreement to acquire any such securities or interest. Milliwave and each of the Partners has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted and as presently contemplated to be conducted.

         SECTION 3.02. Authority and Corporate Action. Each of the Milliwave Parties has all necessary power and authority to enter into this Agreement and to perform its obligations as contemplated hereby. All corporate action necessary to be taken by any Milliwave Party to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by such Milliwave Party in connection with this Agreement has been duly and validly taken, except the vote referred to in the first sentence of Section 2.03. Subject to the terms and conditions hereof, this Agreement constitutes the valid and binding obligation of the Milliwave Parties, enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law and except that enforceability of any indemnification provision may be limited under Federal and state securities laws. The execution and delivery of this

Agreement do not, and performance will not, violate or result in any default under any provision of the Certificate of Incorporation or By-Laws of any Partner or any corresponding instrument of Milliwave, or of any indenture, license or other agreement to which any of the Milliwave Parties is a party or any law, regulation, order, writ, judgment or decree applicable to it and by which the ability of any of the Milliwave Parties to consummate the transactions to be consummated by them hereunder would be adversely affected, except to the extent that such defaults, singly or in the aggregate, would not have a material adverse effect on Milliwave. The Stockholders also make the representations and warranties contained in this Section 3.02 to WinStar and WinStar Sub, but only with respect to matters relating to such Stockholder and any Partner of which he is a Stockholder.

         SECTION 3.03.  The Partner Shares and Milliwave Interests.

                  The Stockholders also make the representations and warranties contained in this Section 3.03 to WinStar and WinStar Sub, but only with respect to matters relating to such Stockholder and any Partner of which he is a Stockholder.

(a) Ownership. The Stockholders are the registered and beneficial owners of the Partner Shares outstanding on the date hereof and the Partners are the registered and beneficial owners of all of the Interests, in each case free and clear of any Lien (as hereinafter defined) whatsoever and subject to no restrictions with respect to the transferability thereof except as to the Federal and state securities laws, the FCC Rules (as hereinafter defined), the Amended and Restated Limited Partnership Agreement of Milliwave dated as of May 30, 1996 (the "Partnership Agreement"), and certain Option Agreements, dated May 30, 1996 between certain Stockholders and Partners, giving the Stockholders the right to purchase the Partners' Interests ("Options"). Schedule A contains a true and correct list of all the Partners and their respective Interests in Milliwave and a description of the Options. Schedule B contains a true and correct list of all the Stockholders of each Partner and will, at the Closing, contain the number of shares owned by, and the Merger Consideration payable to, each Stockholder. The Stockholders presently have no intent to sell any of the WinStar Shares to be issued to them as part of the Merger Consideration.

                        (b) Capitalization. The Partner Shares owned by the Stockholders represent all the issued and outstanding shares of the capital stock of the Partners and are duly authorized, validly issued, fully paid and non-assessable. The Interests owned by the Partners represent all of the issued and outstanding partnership Interests of Milliwave. There are no options, warrants or other contractual rights outstanding which require, or give any Person the right to require, the issuance of any capital stock of any Partner or of any Interest in Milliwave, whether or not such rights are presently exercisable, except for the Option Agreements and the Equity Holders Agreement, dated May 30, 1996, which would require the conversion of Milliwave into a corporation upon the GP's request. All outstanding securities of the Partners and Milliwave were issued in compliance with all Federal and state securities laws.

(c) No Dividends. There are no declared but unpaid dividends or dividend arrearages on any of the Partner Shares.

         SECTION 3.04. Compliance with Instruments and Laws. Neither Milliwave nor any Partner is in violation of any term of its Certificate of Incorporation, or in material violation of its By-laws. Neither Milliwave nor any Partner is in violation of the provisions of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which it is subject and a violation of which could have a material adverse effect on its ability to perform its obligations under this Agreement or on the business of
Milliwave.   Milliwave  is  not  in  violation  of  any  applicable  law,  rule, regulation, order, writ or decree of any court or any governmental agency or instrumentality, where the consequences of such violation would be materially adverse to it.

         SECTION 3.05.  The Licenses and FCC Applications.
(a) Except as noted on Schedule 3.05, Milliwave holds each of the Licenses granted to it as of the date hereof (the "Existing Licenses"). Each of the Existing Licenses is in full force and effect except for such conditions imposed generally by the FCC upon Licenses issued in the 38 GHz spectrum or conditions stated in the authorization. There are no pending petitions for reconsideration of the grants of the Existing Licenses and the grants of the Existing Licenses have become final orders, no longer subject to reconsideration by the FCC on its own motion or to judicial review. Milliwave has not been notified of any unresolved protest to the grants of the Existing Licenses.

(b) A true and correct copy of Milliwave's (i) pending applications for Licenses ("FCC Applications"), as such FCC Applications have been modified or amended, and (ii) Existing Licenses has been furnished to WinStar. The statements made in the FCC Applications were true, correct and complete in all material respects at the time made and are true, correct and complete in all material respects at the time of execution of this Agreement and include all disclosures required by the FCC Rules with respect to relationships between any of the Milliwave Parties or other Persons who are the holders of Licenses or FCC Applications therefor. Milliwave is the applicant of record with respect to the FCC Applications which are pending.

(c) Except pursuant to the Transaction Documents and as noted on Schedule 3.05, Milliwave has not granted any rights to other Persons under the Existing Licenses and FCC Applications and retains the exclusive right to use the Existing Licenses and Licenses which may be granted pursuant to the pending FCC Applications. Attached hereto as Schedule 3.05(c) is a list of all reports on Form 494A which Milliwave has filed with the FCC with respect to the Existing Licenses, copies of which have previously been furnished to WinStar. Milliwave has filed all such Forms 494A and all reports required by 47 C.F.R. ss. 21.711 of the FCC Rules which it has been required to file.

 (d) Except as set forth on
Schedule 3.05, there are no agreements or understandings existent or under negotiation between Milliwave and any other Person who is the holder of a License or FCC Application.

         SECTION 3.06.  Assets and Liabilities.

(a) Schedule 3.06 contains a true and complete list as of the date of this Agreement of (i) all material assets owned by Milliwave other than the Existing Licenses and the FCC Applications, and (ii) all of the material liabilities or obligations of any kind, whether known or unknown, absolute, accrued, contingent or otherwise, of Milliwave. Milliwave has not sold, dividended or otherwise transferred any of its assets (including cash) since January 1, 1996.

(b) Milliwave has delivered to WinStar its financial statements as of and for the periods ended December 31, 1995 (audited) and March 31, 1996 (unaudited). The financial statements have been prepared in accordance with GAAP throughout the periods indicated and fairly present the financial condition of Milliwave at their respective dates and the results of the operation of Milliwave for the periods covered thereby.

(c) Each of the Partner's only asset is its Interest in Milliwave. No Partner has any liabilities of any nature whatsoever, except that certain Partners owe money to certain Stockholders, as evidenced by Promissory Notes, dated May 30, 1996, and described on Schedule B hereto ("Notes") and except for liabilities of the general partner as a result of being a GP of Milliwave. The Stockholders also make the representations and warranties contained in this Section 3.06(c) to WinStar and WinStar Sub, but only with respect to matters relating to such Stockholder and any Partner of which he is a Stockholder.

         SECTION 3.07. Contracts. Except as set forth in Schedule 3.07, Milliwave does not have any material contract, agreement, lease, permit, consent, license, registration, easement, obligation or commitment (written or oral) of any nature whatsoever (collectively, "Contracts"), other than the Licenses and the FCC Applications. Except as set forth on Schedule 3.07, each Contract is a valid and binding obligation of Milliwave, as the case may be, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect (except for any Contracts which by their terms expire after the date hereof or are terminated after the date hereof in accordance with the terms thereof) and Milliwave, to the best of the knowledge of the Milliwave Parties, any other party thereto, has not breached any material provision of, nor is in default in any material respect under the terms of (and, to the best of the knowledge of the Milliwave Parties, no condition exists which, with the passage of time, the giving of notice, or both, would result in a default under the terms of) any of the Contracts, except in each case, where the failure to be valid, binding, or in full force and effect, or where any such breach, would not have a material adverse effect in Milliwave. Milliwave has delivered true and complete copies of each of the Contracts to WinStar. No Partner is a party to any Contract except this Agreement, the Partnership Agreement and the purchase agreement pursuant to which each Partner purchased its Interest, Notes, Option Agreement and Equity Holders Agreement. The GP shall not be deemed to be a party to a contract if it simply executed such contract on behalf of Milliwave.

         SECTION 3.08. Litigation. Except as set forth on Schedule 3.08, there are no actions, suits, arbitrations or other proceedings pending or, to the best of the knowledge of the Milliwave Parties, threatened against Milliwave or any Partner at law or in equity before any court, federal, state, municipal or other governmental department or agency or other tribunal, except for such proceedings which, if determined adversely to Milliwave or such Partner, would not have a material adverse effect on Milliwave. Except as set forth on Schedule 3.08, neither Milliwave, any Partner nor any of their respective property is subject to any order, judgment, injunction or decree, except for such which would not have a material adverse effect on Milliwave.

         SECTION 3.09. Tax Liabilities. Milliwave and each of the Partners has filed all Federal, state and local Tax reports and returns required by any law or regulation to be filed by it and for which the failure to file would have a material adverse effect on it, and has either duly paid all Taxes, duties, and charges indicated as being due on the basis of such returns and reports, or will have made adequate provision for the payment thereof, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected. There are no material unresolved questions or claims concerning Tax liability of Milliwave nor any of the Partners. Neither Milliwave nor any of its Partners has been audited by any taxing authority and neither is currently involved in any such audit. Each Partner (other than C Corporations) has made or will make a timely election to be treated as an S Corporation for federal income tax purposes and, to the extent permitted in the states in which they are subject to federal tax, for state corporate income tax purposes. It is understood and agreed that all federal, state and local tax reports and returns required to be filed with respect to periods ending on or prior to the close of business on the Closing Date, shall be the responsibility of Milliwave, the Partners and the Stockholders, who shall also be responsible for paying any taxes indicated as being owed thereon. Copies of any tax reports and returns to be filed for the period ending on the Closing Date shall first be delivered to WinStar for review and comment. The Stockholders also make the representations and warranties contained in this Section 3.09 to WinStar and WinStar Sub, but only with respect to matters relating to such Stockholder and any Partner of which he is a Stockholder (but not with respect to the GP in its capacity as such).

         SECTION 3.10. Consents and Approvals. The execution and delivery of this Agreement by the Milliwave Parties do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Milliwave Parties will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority or other third party not already obtained, other than (a) the consent of the FCC (the "FCC Consent"), (b) the consent required under the Hart Scott Rodino Antitrust Improvements Act (the "HSR Consent"), (c) the approvals and consents set forth in Schedule 3.10 (the "Other Approvals" and, with the FCC Consent and the HSR Consent, the "Approvals"), and (d) such consents, approvals, authorizations or actions, which, if not obtained or taken, would not prevent any of the Milliwave Parties from performing any of its material obligations under this Agreement or would not materially and adversely affect Milliwave.

         SECTION 3.11. Title to Properties. Subject to Section 3.05, Milliwave and each of the Partners has good title to all its properties and assets. None of such properties and assets is subject to any encumbrance or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, other than liens imposed by law, including the FCC Rules, and liens which would not have a material adverse effect on Milliwave, and the restrictions imposed by the Option Agreements.

SECTION 3.12. Employees; Labor Matters. Except as set forth in Schedule 3.13, neither Milliwave nor any Partner has any employees. Schedule 3.13 also sets forth summary descriptions of the material terms of all employment agreements to which Milliwave or any Partner is a party. Except as set forth in Schedule 3.13, no Stockholder receives any salary or other cash or other compensation from Milliwave or any Partner as an officer, director, consultant, employee or otherwise.

         SECTION 3.14. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Milliwave Parties.

         SECTION 3.15. Records. As of the date hereof, the books of account of Milliwave and the Partners are, and, as of the Closing Date, the books of account of Milliwave and the Partners and the minute books, stock certificate books and stock transfer ledgers of the Partners will be, complete and correct in all material respects.

         SECTION 3.16. Disclosure. No representation or warranty by the Milliwave Parties contained in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

         SECTION 3.17. Survival of Representations and Warranties. The representations and warranties of the Milliwave Parties set forth in this Agreement shall terminate and be of no further force and effect on the Closing Date, except that (i) the representations and warranties set forth in Section
3.03 shall survive without limitation as to time; (ii) the representations and warranties set forth in Section 3.06(c) shall survive for a period of one year from the Effective Time; and (iii) the representations and warranties in Section
3.09 shall survive until the expiration of the statute of limitations with respect to each respective Tax. A claim made against a Milliwave Party for breach of any representation and warranty (which claim may include reasonable attorneys fees) must be made prior to the termination of the applicable representation, as set forth above. The maximum exposure of a Stockholder for breach of a representation or warranty hereunder shall be limited to 60% of the dollar amount of the Merger Consideration he receives he receives on the Closing Date.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF WINSTAR

                  WinStar and WinStar Sub jointly and severally represent and warrant as follows and acknowledge that the Milliwave Parties are relying upon such representations and warranties:

         SECTION 4.01. Capitalization of WinStar and WinStar Sub. The authorized capital stock of WinStar consists of (A) 75,000,000 shares of Common Stock, par value $.01 per share, of which 27,748,005 shares are issued and outstanding, and
(B) 15,000,000 shares of Preferred Stock, par value $.01 per share, none of which are issued or outstanding. The authorized capital stock of WinStar Sub consists of 200 shares of Common Stock, par value $.01 per share, of which 100 are issued and outstanding.

         SECTION 4.02. Corporate Existence and Power. Each of WinStar and WinStar Sub is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware. Each of WinStar and WinStar Sub has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted and as presently contemplated to be conducted.

         SECTION 4.03. Authority and Corporate Action. Each of WinStar and WinStar Sub has all necessary power and authority to enter into this Agreement and to perform its obligations as contemplated hereby. All corporate action necessary to be taken by WinStar and WinStar Sub to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by WinStar and WinStar Sub in connection with this Agreement has been duly and validly taken. Subject to the terms and conditions hereof, this Agreement constitutes the valid and binding obligation of WinStar and WinStar Sub, enforceable in accordance with its terms, except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law and except that enforceability of any indemnification provision may be limited under Federal and state securities laws. The execution and delivery of this Agreement by WinStar and WinStar Sub do not, and the performance will not, violate or result in any default under any provision of its Certificate of Incorporation or By-Laws or any default under any indenture, license or other agreement to which WinStar and WinStar Sub is a party or any law, regulation, order, writ, judgment or decree applicable to it and by which its ability to consummate the transactions hereunder would be adversely affected.

         SECTION 4.04. WinStar Shares. The WinStar Shares to be issued to the Stockholders as part of the Merger Consideration will, upon issuance in accordance with the terms of this Agreement, be validly issued, fully paid and non-assessable.

         SECTION 4.05. WinStar Public Information. WinStar has filed all reports required to be filed by it pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") since January 1, 1994 (the "Exchange Act Reports"). All of the Exchange Act Reports were true and complete in all material respects when filed. WinStar has provided Milliwave with copies of all of the Exchange Act Reports and of its Prospectuses, dated June 14, 1996, included in its Registration Statements on Form S-3, as filed with the Securities and Exchange Commission ("SEC") on that date (the "Prospectuses"). The Prospectuses, as of their date, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.06. Consents and Approvals. Except for the Approvals, all consents, approvals, qualifications, orders, or authorizations of, or filings with, any governmental authority, required in connection with (i) WinStar's and WinStar Sub's valid execution, delivery, or performance of this Agreement, (ii) the issuance of the WinStar Shares, and (iii) the consummation of the other transactions contemplated on the part of WinStar by this Agreement, have been obtained or made.

         SECTION 4.07. Survival of Representations and Warranties. The representations and warranties of WinStar and WinStar Sub set forth in this Agreement shall terminate on the Closing Date and be of no further force or effect, except that the representations and warranties set forth in Section 4.04 shall survive without limitation as to time. A claim made against WinStar for breach of any representation and warranty (which claim may include reasonable attorneys fees) must be made prior to the termination of the applicable representation, as set forth above.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         SECTION 5.01. Registration of WinStar Shares. No later than September 30, 1996, WinStar and the Stockholders shall negotiate in good faith to enter into a Registration Rights Agreement containing the terms described in Sections
5.01 and 5.02, below (but if no such agreement is executed, Sections 5.01 and 5.02 shall control). Prior to January 1, 1998, WinStar shall file a registration statement with the SEC to register the WinStar

Shares (and any shares issued in respect of such shares, e.g., in connection with splits, dividends, reclassifications, etc.) under the Securities Act of 1933, as amended (the "Act"), or shall include the WinStar Shares in a registration statement which has been filed but not been declared effective if allowable under the Act and the rules promulgated thereunder, so that they may be sold by the Stockholders (for purposes of this Section 5.01 and Sections 5.02 and 5.03, (including certain transferees of such Stockholders, each a "Holder" and collectively the "Holders") to the extent legally permissible. WinStar shall use its best efforts to cause such registration statement to be declared effective by the SEC by March 31, 1998. WinStar shall bear all fees and expenses incurred by it in connection with the preparation and filing of such registration statement. Each Holder will pay all brokerage discounts and commissions with respect to the sale of his WinStar Shares and any fees and expenses of separate counsel and accountants which may be retained by the Holders. Notwithstanding the foregoing, WinStar shall have no obligation hereunder in connection with any registration on behalf of a Holder unless the Holder provides to WinStar such information and documents with respect to his ownership of the WinStar Shares, compliance with the law, manner of proposed disposition and such other matters as WinStar shall reasonably request for disclosure in the registration statement. WinStar shall use its best efforts to keep such registration statement current and effective for such period as may be necessary until the Holder can freely sell in the open market all of his WinStar Shares under an exemption from the registration requirements. The rights granted under this Section 5.01 shall survive any transaction of the type referred to in
Section 2.06(b).

         SECTION 5.02.  Indemnification.

(a) WinStar will indemnify and hold harmless, each Holder, its officers and directors and each Person who controls a Holder (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, costs and expenses) caused by any untrue or alleged untrue statement of material fact contained in any registration statement filed pursuant to Section 5.01, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to WinStar by such Holder for use therein.

(b) Each Holder will indemnify WinStar, its directors and officers and each Person who controls WinStar (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees, costs and expenses) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by such Holder in writing which states that such information is for use in such registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto.

(c) Any Person entitled to indemnification under this Section 5.02 will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for each party indemnified by such indemnifying party with respect to such claim.

         SECTION 5.03.  Investment Representations.

(a) Each Stockholder represents and warrants that he or she is either an accredited investor under Regulation D promulgated pursuant to the Act or is sufficiently sophisticated and knowledgeable about business matters, or is advised by a representative (who executes such documents as may be reasonably requested by WinStar) that by his or her business or financial experience has such knowledge and experience in financial and business matters, that he or she is capable of evaluating the merits and risks of an investment in the WinStar Shares.

(b) Each Stockholder understands that the WinStar Shares will not have been registered under the Act by the Closing Date and are offered pursuant to an exemption thereunder, and that the issuance thereof has not been approved or disapproved by the SEC or by any other Federal or state agency. No Stockholder will sell or transfer any WinStar Shares unless such sale or transfer is registered under the Act or exempt from registration thereunder. Each certificate representing WinStar Shares shall bear the following legend:

                        The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, assigned, pledged or otherwise transferred or hypothecated except pursuant to an effective registration statement under such Act or in accordance with an exemption from the registration requirements thereof.

(c) Each Stockholder acknowledges that he is acquiring the WinStar Shares for his own account for investment and not on behalf of or for the benefit of any other Person, trust, estate, or business organization and has no intention of distributing any WinStar Shares to others in violation of the Act.

(d) Each Stockholder understands that he may be required to hold the WinStar Shares indefinitely except to the extent any thereof are registered under the Act and sold by him in accordance therewith. Each Stockholder understands that the WinStar Shares may also be subject to resale restrictions imposed by the securities laws of various states and may not be sold without compliance with such laws.

(e) The Stockholders acknowledge that they have been given the opportunity to ask questions of and to obtain documents from the executive officers and directors of WinStar regarding the operations of WinStar and all such questions and documents have been answered and provided to Holders' full satisfaction. Each Stockholder acknowledges receiving a copy of each of the Exchange Act Reports and the Prospectuses.

         SECTION 5.04. Financial Statements. The Stockholders and Milliwave understand that WinStar is a public company and may need to file with the SEC and other regulatory bodies audited, unaudited and pro forma financial statements reflecting the Milliwave's and WinStar's operations. Accordingly, the Stockholders, Partners and Milliwave agree to cooperate with WinStar in this regard and to provide WinStar all information WinStar may reasonably request in that connection. In furtherance of the foregoing, the Stockholders shall deliver to WinStar copies of audited financial statements of Milliwave for each year ending after the date hereof and prior to the Closing Date, and unaudited financial statements of Milliwave for each quarter ending after the date hereof and prior to the Closing Date, all of which shall be prepared in accordance with generally accepted accounting principles throughout the periods indicated and fairly present the financial condition of Milliwave at their respective dates and the results of operations of Milliwave for the periods covered thereby.

         SECTION 5.05. Operation of Milliwave's Business. Except as contemplated by this Agreement and the other Transaction Documents, between the date hereof and the Closing Date, Milliwave will conduct its business only in the ordinary course of such business and neither it nor the Partners or Stockholders on their behalf will undertake any other activities without WinStar's express written consent, including but not limited to any of the following:

(a) take any action which would make any of their representations or warranties hereunder incorrect immediately after such action is taken;

(b) issue any Interest in Milliwave, any options, warrants or other rights to purchase any Interest in Milliwave, any securities or other instruments convertible or exchangeable into Interest in Milliwave, or any other right, security or instrument which in any way, shape or form grants to the holder thereof an Interest or the right to acquire an Interest in Milliwave;

(c) sell, assign, transfer, pledge, hypothecate or otherwise dispose or encumber any Interest in Milliwave or enter into any agreement or other arrangement to make any such disposition or encumbrance;

(d) declare any dividend or make any distribution on the outstanding Milliwave Interests or directly or indirectly redeem or purchase any of the outstanding Interest;

(e) incur any indebtedness on behalf of Milliwave which is not prepayable at the Closing, or grant any liens or security interests in any of Milliwave's assets (other than to secure indebtedness permitted hereunder); or

                        (f)    guaranty any debts of their affiliates.


         SECTION 5.06.  Prosecution of FCC Consent; Disclosure.

(a) Unless the Parties have otherwise agreed, no later than ten days after the date on which at least one transmission path has been installed in 80% of the service areas covered by Licenses owned by Milliwave on such date, Milliwave, upon the written request of WinStar, will make such filings and take such other actions as are reasonable and necessary to obtain the FCC Consent and shall thereafter diligently prosecute the FCC Consent until it is obtained; provided, however, that Milliwave shall be entitled to unilaterally file for FCC Consent at such time as 100% of the Licenses have been constructed.

(b) The Parties shall cooperate with each other to enable them to make such regulatory filings and take such other actions as they deem necessary or appropriate to disclose the existence of this Agreement and the Transactions and the relationships of the Parties. When practicable, each Party shall give the other Parties at least three Business Days' advance written notice of any such filings it proposes to make with the FCC.

         SECTION 5.07. FCC Applications. Subject to the FCC Rules, the Milliwave Parties shall use their reasonable efforts to obtain approval of the FCC Applications which have heretofore been filed by Milliwave. Milliwave and WinStar shall use reasonable efforts to resolve the mutual exclusivity between their pending applications in the Las Vegas and Santa Rosa markets by Milliwave dismissing its applications in Las Vegas and WinStar dismissing its application in Santa Rose in the event that the FCC lifts the freeze in the filing of application amendments prior to the termination of this Agreement. Except as provided in this Section 5.07, nothing in this Agreement is intended or shall be construed to preclude either party, during the term of this Agreement, from preparing or filing any amendments to reduce the size of any 38 GHz application in any market area, whether or not such applications are in conflict with the other party.

         SECTION 5.08. Reports. Between the date hereof and the Closing Date, Milliwave shall furnish to WinStar monthly financial and operating statements, periodic reports describing the status of the FCC Applications, Licenses and applications for the FCC Consents and Other Approvals and filings on Form 494A and such other information as WinStar may reasonably request.

         SECTION 5.09.         Intentionally Omitted

SECTION 5.10. Ancillary Agreements. Concurrently with the execution of this Agreement, Milliwave and WinStar Wireless, Inc. shall enter into (i) a Transmission Path Lease Agreement, and (ii) a Services Agreement.

SECTION 5.11. Boards of Directors. Promptly after the Closing Date, WinStar's Board of Directors shall be expanded and Dennis R. Patrick shall be appointed as a member thereof.

         SECTION 5.12.         Intentionally omitted.

SECTION 5.13. Access to Information. Between the date of this Agreement and the Closing Date, Milliwave, the Partners, WinStar and WinStar Sub will permit the other Parties and their Representatives (i) reasonable access during normal business hours to all of their books, records, financial and operating data, reports and other related materials, offices and other facilities and properties; and (ii) to make such inspections and copies thereof as they may reasonably request.

         SECTION 5.14. No Other Negotiations. Until the earlier of the Closing or the termination of this Agreement, none of the Milliwave Parties shall (a) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward or (c) except as contemplated by this Agreement, enter into any agreement or understanding providing for any acquisition of any Interest in Milliwave or of a substantial portion of its assets, nor shall any of the Milliwave Parties provide any information to any Person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition. The Milliwave Parties shall immediately notify WinStar of any such realistic, material inquiries or proposals or requests for information for such purpose and shall provide WinStar with written summaries thereof which shall include identification of the Persons making such inquiries.

         SECTION 5.15. No Securities Transactions. The Milliwave Parties shall not engage in any transactions involving the securities of WinStar during the period commencing on the date hereof and terminating on the sixtieth day after the Closing Date. Each of Milliwave and the Partners shall use its best efforts to require each of its officers, directors, employees, agents and Representatives to comply with the foregoing requirement.

         SECTION 5.16. Disclosure of Certain Matters. From the date hereof through the Closing Date, each Party shall give the other Parties prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of the Party contained herein to be inaccurate or otherwise misleading, (c) gives the Party any reason to believe that any of the conditions set forth in Article VI will not be satisfied, or (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of such Party.

         SECTION 5.17. Confidentiality. The Milliwave Parties, on the one hand, and WinStar and WinStar Sub, on the other hand, shall hold and shall cause their respective Representatives to hold in strict confidence, unless compelled to disclose by the FCC, the SEC or by other judicial or administrative process or by other requirements of law, all documents and information concerning the other Party furnished it by such other Party or its Representatives in connection with the Transactions (except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources, which source is not the agent of the other Party, by the Party to which it was furnished), and each Party shall not release or disclose such information to any other Person, except its Representatives in connection with this Agreement. Notwithstanding the foregoing, WinStar shall be entitled to disclose such matters as it is required to disclose to meet its legal obligations under the securities laws. In addition, subject to the same exceptions as are set forth in the first sentence of this Section 5.17, the Stockholders shall hold and shall cause their respective Representatives to hold in strict confidence all documents and information obtained by them concerning the businesses of Milliwave including, without limitation, financial information, trade secrets and "know-how," customers, suppliers and methodologies.

         SECTION 5.18. Other Information. If in order to properly prepare documents required to be filed with governmental authorities or its financial statements, it is necessary that a Party be furnished with additional information and such information is in the possession of the other Party, such other Party agrees to furnish such information if it is reasonably available in a timely manner to the Party requiring such information, at the cost and expense of the Party being furnished such information.

         SECTION 5.19. Regulatory and Other Authorizations. Each Party will use its best efforts to obtain the FCC Consent and all other authorizations, consents, orders and approvals of all Federal, state and other regulatory bodies and officials that may be or become necessary for the performance of its obligations pursuant to this Agreement and will cooperate fully with the other Party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Notwithstanding anything to the contrary in this Agreement, positions taken by a Party in filings with the FCC in connection with any rule making proceeding or other action by the FCC which may have an adverse impact upon any other Party hereto (except with respect to obtaining the FCC Consent or otherwise relating to the ability of a Party to consummate the Transactions) shall not be deemed to be a breach of any obligation or condition incumbent upon a Party pursuant to this Agreement or any of the other Transaction Documents.

         SECTION 5.20. Cooperation; Best Efforts; Further Action. Subject to the terms and conditions of this Agreement, each Party shall cooperate with the other and shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the Transactions, including the execution and delivery of any additional instruments necessary to consummate the Transactions. Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the Transactions and to fulfill the conditions incumbent upon them under this Agreement and the other Transaction Documents.

         SECTION 5.21. Schedules. The Parties shall have the obligation to supplement or amend, not less frequently than quarterly, the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Sections 6.02(a) and 6.03(a), the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

         SECTION 5.22. Exchange Act Reports. WinStar shall promptly furnish Milliwave with copies of all reports filed by WinStar with the SEC after the date of this Agreement pursuant to the provisions of the Exchange Act.

SECTION 5.23. Termination of Agreements. On or before the Closing Date, all agreements between Milliwave and any of its officers, directors, employees or consultants shall be terminated.

         SECTION 5.24. HSR Filing. Promptly after the execution of this Agreement, the Parties hereto shall cooperate with each other in order to make the necessary filings required to obtain HSR Approval. Each Party shall bear its own professional fees with respect to such filing, but WinStar and WinStar Sub, on the one hand, and the Milliwave Parties, on the other hand, shall equally share the filing fees with respect thereto.

SECTION 5.25. Legal Opinions. Concurrently with the execution of this Agreement, WinStar shall have received an opinion reasonably acceptable to WinStar from Paul, Hastings, Janofsky & Walker.

         SECTION 5.26. Release of Claims. By his execution of this Agreement, each Stockholder and Partner unconditionally releases Milliwave, and each Stockholder unconditionally releases each Partner, effective as of the Closing Date, from all obligations and liabilities owed to such Stockholder or Partner by the releasee as shall exist on the Closing Date.

         SECTION 5.27. Non-Compete. For a period of two years from the Closing Date, none of the Milliwave Parties (except for those who are Class B Limited Partners of Milliwave or Stockholders of such Partners) shall engage (in any capacity) in any business which applies for, acquires, licenses, leases or otherwise exploits the 38 GHz band of the radio spectrum; provided that passive ownership of up to 1% of the equity of a company in such business shall not violate this Section.

         SECTION 5.28. Notes; Options; Miscellaneous. (a) No Stockholder shall exercise its Option prior to the Closing Date or the earlier termination of this Agreement. Prior to the Closing Date, each Stockholder will contribute its Note to the capital of its respective Partner and such Partner shall acquire the Option from the Stockholder.

                  (b) The GP shall not exercise its right under the Equity Holders Agreement to force the Partnership to convert into a corporation prior to the Closing Date or the earlier termination of this Agreement.

         SECTION 5.29 Inconsistent Documents. The Milliwave Parties acknowledge that WinStar has not been given the opportunity to review certain Contracts and other agreements material to its business and capital structure, including the Notes and Options. The Milliwave Parties agree that (i) to the extent any Contract or other agreement to which any of them is a party contains terms inconsistent with the terms contained in this Agreement, that this Agreement shall control; and (ii) that they will not exercise any right under any Contract or other agreement detrimental to WinStar's rights hereunder or which may otherwise impair or restrict the ability of WinStar to consummate the transactions contemplated hereby.

                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE MERGER

         SECTION 6.01. Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger and the other Transactions shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a) No Governmental Order or Regulation. There shall not be in effect any order, decree or injunction (whether preliminary, final or appealable) of a United States Federal or state court of competent jurisdiction, and no rule or regulation shall have been enacted or promulgated by any governmental authority or agency, that prohibits consummation of the Merger.

      (b) Approvals. All Approvals required for the consummation of the Merger, including but not limited to the FCC C onsent and HSR approval, shall have been granted.

         SECTION 6.02. Conditions to the Obligations of WinStar. The obligations of WinStar and WinStar Sub to consummate the Merger and the Transactions shall be subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

(a) Representations and Warranties; Covenants. The representations and warranties of the Milliwave Parties contained in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date (except where the failure to be so true and correct, singly or in the aggregate, would not have a material adverse effect on Milliwave); and all the covenants contained in this Agreement to be complied with by the Milliwave Parties on or before the Closing Date shall have been complied with in all material respects (except where the failure to so comply, singly or in the aggregate, would not have a material adverse effect on Milliwave), and WinStar shall have received a certificate of the Stockholders and Milliwave to such effect.

(b) Legal Opinions. WinStar shall have received legal opinions from Goodwin, Procter & Hoar, LLP (or other counsel reasonably acceptable to WinStar) with respect to corporate and similar matters, and of Paul, Hastings, Janofsky & Walker with respect to FCC related matters, in forms customary for transactions of this nature.

         SECTION 6.03. Conditions to the Obligations of the Milliwave Parties. The obligations of the Milliwave Parties to consummate the Merger and the Transactions shall be subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions:

(a) Representations and Warranties; Covenants. The representations and warranties of WinStar and WinStar Sub contained in this Agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date (except where the failure to be true and correct, singly or in the aggregate, would not have a material adverse effect on Milliwave); and all the covenants contained in this Agreement to be complied with by WinStar and WinStar Sub on or before the Closing Date shall have been complied with (except where the failure to so comply, singly or in the aggregate, would not have a material adverse effect on Milliwave, and Milliwave), and the Stockholders shall have received a certificate of WinStar to such effect.

(b) Legal Opinion. The Milliwave Parties shall have received a legal opinion from Graubard Mollen & Miller in form customary for transactions of this nature.

(c) Delisting. To the extent that the Merger Consideration is paid in whole or in part with WinStar Shares, WinStar's Common Stock must be (i) registered under the Securities Exchange Act of 1934; and (ii) quoted on the Nasdaq National Market or listed on of the New York Stock Exchange or the American Stock Exchange; provided, however, that if the Milliwave Parties determine to terminate this Agreement as a result of the failure by WinStar to meet this condition, then WinStar shall have the right to pay the Merger Consideration in cash and avoid termination; provided further, however, that if WinStar determines to so pay in cash, each of the Milliwave Parties shall have the option to have the Merger Consideration paid to them in cash, in WinStar Shares or any combination thereof.

                                   ARTICLE VII
                                 INDEMNIFICATION
                             Intentionally Omitted.

                                  ARTICLE VIII
                                   TERMINATION
SECTION 8.01. Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

                (a)    by mutual written consent of WinStar and Milliwave;


(c) by Milliwave, (i) if WinStar or the WinStar Sub shall have breached any of the covenants in Article V hereof in any material respect except where such breach could not have a material adverse effect on the Milliwave Parties or WinStar, or on the ability of the Parties to consummate the transactions contemplated by this Agreement, (ii) if the representations and warranties of WinStar and WinStar Sub contained in this Agreement shall not be true and correct in all material respects at the time made except where the failure to be so true and correct, singly or in the aggregate, could not have a material adverse effect on the Milliwave Parties or WinStar, or on the ability of the Parties to consummate the transactions contemplated by this Agreement, or (iii) if such representations and warranties shall not be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date and except where the failure to be so true and correct, singly or in the aggregate, could not have a material adverse effect on the Milliwave Parties or WinStar, or on the ability of the Parties to consummate the transactions contemplated by this Agreement, and in any such event, if such breach is subject to cure, WinStar has not cured such breach within 10 business days of the Stockholders' notice of an intent to terminate, or (iv) WinStar commences any case, proceeding or other action (A) relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or shall make a general assignment for the benefit of its creditors, or there shall be commenced against WinStar any case, proceeding or other action of a nature referred to in clause
(A) above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action (x) results in the entry of an order for relief or (y) remains undismissed, undischarged or unbonded for a period of 120 days or
(iv) if Milliwave terminates the Services Agreement with WinStar Wireless;

(d) by WinStar, (i) if any of the Milliwave Parties shall have breached any of the covenants in Article V hereof in any material respect except where such breach could not have a material adverse effect on Milliwave, WinStar or WinStar Sub, or on the ability of the Parties to consummate the transaction contemplated by this Agreement or (ii) if the representations and warranties of the Milliwave Parties contained in this Agreement shall not be true and correct in all respects at the time made and except where the failure to be so true and correct, singly or in the aggregate, could not have a material adverse effect on Milliwave, WinStar or WinStar Sub, or on the ability of the Parties to consummate the transaction contemplated hereby, or (iii) if such representations and warranties shall not be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date except where the failure to be so true and correct, singly or in the aggregate, could not have a material adverse effect on Milliwave, WinStar or WinStar Sub, or on the ability of the Parties to consummate the transaction contemplated hereby, and in any such event, if such breach is subject to cure, the Milliwave Parties have not cured such breach within 10 Business Days of WinStar's notice of an intent to terminate; provided, however, that the failure of Milliwave to timely construct an initial link in any market as to which Milliwave received a Failure to Construct Notice under the Services Agreement shall not be deemed material.

(e) by Milliwave (i) under Section 2.01(a) if WinStar determines not to pay the Maximum Increase, or (ii) if the average last sale price of WinStar common stock for any 30 consecutive trading days after December 31, 1996 is less than $16-2/3.

SECTION 8.02. Effect of Termination. In the event of termination and abandonment by WinStar or by Milliwave, or both, pursuant to Section 8.01 hereof, written notice thereof shall forthwith be given to the other Party and all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto, except as set forth in this Section 8.02, and each Party shall bear its own costs and expenses. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

(a) If this Agreement is terminated by Milliwave pursuant to Section 8.01(c) or by WinStar pursuant to Section 8.01(d), the terminating Party's right to pursue all legal and equitable remedies for specific performance, breach of contract or otherwise, including, without limitation, damages relating thereto, shall survive such termination unimpaired, it being acknowledged and agreed by the Parties that the business of Milliwave and WinStar are of a special, unique and extraordinary character and that any breach will cause irreparable injury to the non-breaching Party for which money damages will not provide a wholly adequate remedy; provided, however, that the maximum monetary exposure of a Stockholder under this section shall be limited to his pro rata share (based on equity in Milliwave) of the fair market value of Milliwave.

(b) Each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

(c) All confidential information received by a Party with respect to the business of the other Party shall be treated in accordance with Section 5.17, which shall survive such termination or abandonment.

                                   ARTICLE IX
                                   DEFINITIONS

SECTION 9.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means, with respect to a Party, a Person controlled by, controlling or under common control with such Party.

         "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

         "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the Indemnified Party and a third Party, which is determined (as provided in Article
VII) to have been sustained, suffered or incurred by a Party or Milliwave and to have arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement, if a Third Party Claim, or by the Parties, if a Direct Claim (as hereinafter defined).

         "Liens" means any lien, claim, charge, restriction or encumbrance.

         "Party" means WinStar and/or WinStar Sub, on the one hand, and the Stockholders, Partners and/or Milliwave, on the other hand (collectively, "Parties").

         "Person" means an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

         "Representatives"   of  either  Party  means  such  Party's  employees,
accountants,   auditors,   actuaries,   counsel,  financial  advisors,  bankers,
investment bankers and consultants.

         "Tax" or "Taxes" means all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, franchise, profits, property or other taxes, fees, stamp taxes and duties, assessments, levies or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

         "Third Party Claim" means a claim, demand, suit, proceeding or action ("Claim") by a Person, firm, corporation or government entity other than a Party hereto or any affiliate of such Party.

         "Transaction Documents" means this Agreement, the Plan of Merger and the other agreements and documents contemplated hereby and thereby.

"Transactions" means the Merger and the other transactions contemplated by the Transaction Documents.

                                    ARTICLE X
                               GENERAL PROVISIONS

         SECTION 10.01. Expenses. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of Representatives, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

         SECTION 10.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered Personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

                  (a)   If to the Milliwave Parties:

                           Milliwave Limited Partnership
                           Attention: Dennis R. Patrick
                           1776 Eye Street, N.W., #850
                           Washington, D.C.  20006
                           Telecopier No.:  (202) 331-1731

                           with a copy to:

                           Goodwin, Procter & Hoar, LLP
                           Attention:  Laura Hodges Taylor, P.C.
                           Exchange Place
                           Boston, Massachusetts  02109
                           Telecopier No.:  (617) 523-1231

                  (b)   If to WinStar or WinStar Sub:

                        230 Park Avenue
                        Suite 3126
                        New York, New York  10169
                        Attention:  Timothy R. Graham
                        Telecopier No.: 212-867-1565
                        with a copy to:

                        Graubard Mollen & Miller
                        600 Third Avenue
                        New York, New York  10016
                        Attention:  David Alan Miller, Esq.
                        Telecopier No.: 212-687-6989


         SECTION 10.03. Press Release; Public Announcements. Neither the Stockholders, the Partners nor Milliwave shall make any press release or other public announcement in respect of this Agreement or the transactions contemplated herein. WinStar shall not make any such announcement or release without Milliwave's prior approval, which shall not be unreasonably withheld.

SECTION 10.04. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties, which instrument shall thereupon be binding upon all the Parties.

         SECTION 10.05.  Waiver. At any time prior to the Closing, any Party may
(a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

     SECTION 10.06. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.07. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy or violates FCC Rules, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 10.08. Entire Agreement; Conflict. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among the Stockholders, Milliwave and WinStar with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

SECTION 10.09. Benefit. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

         SECTION 10.10. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to principles of conflicts of law, except that the DGCL shall govern those matters affecting the constituent corporations to the Merger as provided for therein. The Parties agree that any action or proceeding arising out of or in any way relating to this Agreement or the other Transaction Documents shall be brought in the courts of the State of Delaware and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Parties waive all objections to such exclusive jurisdiction and that such courts constitute an inconvenient forum. Process or summons in any such action or proceeding may be served by registered mail, return receipt requested, postage prepaid, addressed to a Party at the address set forth in Section 10.02. Such mailing shall be deemed personal service and shall be deemed made upon the Party served upon the first attempt at delivery if such attempt is refused.

         SECTION 10.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

SECTION 10.12 . Consent. Whenever any consent, decision, authorization or agreement ("Blessing") of the Milliwave Parties is required hereunder, such Blessing can be given by the GP on behalf of all the other Milliwave Parties.

                  IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.



                                                  WINSTAR COMMUNICATIONS, INC.



                                                 By: William J. Rouhana, Jr.
                                                 Name:
                                                 Title: Chairman and CEO


                                                   WINSTAR MILLIWAVE, INC.



                                                By: Dennis Patrick
                                                   Name:
                                                   Title: President



                                             The undersigned agrees to act as
                                             Escrow Agent under Section 2.01(b)

                                                 GRAUBARD MOLLEN & MILLER
\


                                                By: David Alan Miller, Esq.